                                                                      EXHIBIT 21

         Information relating to certain of the subsidiaries of Banknorth Group, Inc. as of December 31, 2002 is set forth below. All of the indicated subsidiaries are directly or indirectly wholly-owned by Banknorth Group, Inc., except as indicated below.


    Direct Subsidiaries:

                                                   Jurisdiction of Incorporation
                                                   -----------------------------
    Name
    ----

    Banknorth, NA                                         United States
    Peoples Heritage Capital Trust I                      Delaware
    Banknorth Capital Trust I                             Delaware
    Banknorth Capital Trust II                            Delaware
    Ipswich Statutory Trust I                             Connecticut
    Northgroup Captive Insurance, Inc.                    Vermont
    Northgroup Realty, Inc.                               Vermont


    Indirect Subsidiaries:


                                                   Jurisdiction of Incorporation
                                                   -----------------------------
    Name
    ----

    Bancnorth Investment Planning Group, Inc. (1)(2)      Maine
    Banknorth Leasing Corp. (1)                           Maine
    Banknorth Insurance Group, Inc. (1)(3)                Maine
    Northgroup (FM) Investment Company (1)(4)             Maine

---------------------

(1)   Subsidiary of Banknorth, NA.
(2) Holds as a subsidiary Bancnorth Investment and Insurance Agency, Inc., a Massachusetts corporation.
(3) Holds as subsidiaries Morse, Payson & Noyes Insurance, a Maine corporation, Catalano Insurance Agency, Inc., a Massachusetts corporation, and Arthur A. Watson & Co., Inc., a Connecticut corporation.
(4) Owns 100% of the common securities of Northgroup Preferred Capital Corp., a Maine corporation which has qualified as a real estate investment trust under the Internal Revenue code. Banknorth, NA owns 87% of the preferred securities of Northgroup Preferred Capital Corp.